EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 21, 2005, relating to the financial statements and management’s report on the effectiveness of internal control over financial reporting, and financial statement schedule of Comcast Corporation, appearing in the Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

February 28, 2005